                             OFFICE LEASE AGREEMENT

         This Agreement, made this 2nd day of June, 1997, by and between 3201 Associates, L.P. (hereinafter called Lessor), of the one part, and Pangea Systems, Inc., a California Corporation having its principal place of business at 1999 Harrison Street, Suite 1100, Oakland, California 94612 (hereinafter called Lessee), of the other part.

                              W I T N E S S E T H :

         PREMISES, TERM AND RENTAL. Lessor does hereby demise and let unto Lessee Office space on the northern section of the 2nd floor of the building commonly known as 3201 Arch Street, Philadelphia, Pennsylvania consisting of 5,705 rentable square feet. See Exhibit "A" which is attached hereto and made a part hereof for no other purpose, for the term of five (5) years commencing on _______ ____________, and ending on ______________ (see attached Endorsement to Office Lease Agreement for specific terms related to Term and Rental).

         IT IS HEREBY MUTUALLY COVENANTED AND AGREED by and between Lessor and Lessee that the premises are demised under and subject to the following covenants and agreements, all of which are to inure to the benefit of Lessor and be regarded as strict legal conditions:

1.       INABILITY TO GIVE POSSESSION.

         If Lessor is unable to give Lessee possession of the demised premises as herein provided by reason of the premises not being ready for occupancy, or by reason of the holding over of a previous occupant, or by reason of any cause beyond the control of Lessor, Lessor shall not be liable in damages to Lessee therefor, and during the period that Lessee is thus kept out of possession the rental shall be abated.

2.       ADDITIONAL RENT.

         (a)      DAMAGES BY DEFAULT.

         Lessee agrees to pay to Lessor as rent in addition to the fixed rental herein reserved any and all sums which may become due by reason of the failure of Lessee to comply with all the covenants of this lease and any and all damages, costs and expenses which Lessor may suffer or incur by reason of any default of Lessee or failure on his part to comply with the covenants of this Lease, and each of them, and also the cost of repairing any and all damages to the demised premises caused by any act or neglect of Lessee.

         (b)      REPAIRS.

         Lessee further agrees to pay to Lessor all sums due for repairs made to the demised premises, replacing of glass windows, doors, partitions, electric wiring and electric lamps, etc., the keeping of waste and drain pipes open and repairs and replacements to wash basins and plumbing, heating and air-conditioning apparatus, which are necessitated by or caused by misuse or abuse by Lessee. The same shall be paid by Lessee to Lessor upon presentation by Lessor to Lessee of bills therefor.

3.       AFFIRMATIVE COVENANTS OF LESSEE.

         (a)      PAYMENT OF RENT.

         Lessee will without any previous demand therefor pay the said fixed and additional rental at the times and at the place at which the same are hereby made payable. If Lessor at any time accepts payment of said rental after the same shall have become due and payable, such acceptance will not excuse any delay in payment on subsequent occasions nor constitute or be construed as a waiver of any of Lessor's rights.

         (b)      CONDITION OF PREMISES.

         Lessee will keep the demised premises in the same good order in which they now are, reasonable wear and tear and damage by accidental fire or other casualty not occurring through the negligence of Lessee alone excepted. Lessee acknowledges that the demised premises are in good order, condition and repair and require no alterations, additions or improvements to be made by Lessor except as may be expressly specified in writing by the parties hereto.

         (c)      REQUIREMENTS OF PUBLIC AUTHORITIES.

         Lessee will at his own cost and expense comply with any requirements of any constituted public authority and with the terms of any State or Federal statute or local ordinance or regulation applicable to Lessee or to Lessee's use of the demised premises, and save Lessor harmless from penalties, fines, costs or damages resulting from failure to do so.

         (d)      RULES AND REGULATIONS.

         The rules and regulations in regard to the said building, and the tenants occupying offices therein, printed upon the fourth page of this Lease, and such alterations, additions, and modifications thereof as may from time to time be made by Lessor, shall be deemed a part of this Agreement, with the same effect as though written herein, and Lessee covenants that said rules and regulations shall be faithfully observed by Lessee, Lessee's employees, and all persons visiting the leased premises, or claiming under Lessee, the right being hereby expressly reserved by Lessor to add to, alter or rescind, from time to time, such rules and regulations, which changes in rules and regulations shall take effect immediately after notice thereof in writing shall have been served by leaving thew same on the demised premises.

         (e)      FIRE.

         Lessee will use reasonable precaution against fire.

         (f)      NOTICE OF FIRE, ETC.

         Lessee will give to Lessor prompt written notice of any defect, accident, fire, or damage occurring on or to the demised premises.

         (g) JANITORS; DAMAGE TO OR LOSS OF LESSEE'S PROPERTY.

         Lessee will permit the janitors and cleaners of Lessor to have access to and to clean the demised premises. Lessor shall be in no way responsible to Lessee for any damage done to the furniture or other effects of Lessee by the janitors or cleaners r other employees of Lessor or by any other person, or for any loss of property of any kind whatever from the demised premises, however occurring.

         (h)      SURRENDER OF POSSESSION.

         Lessee will peacefully deliver up and surrender possession of the demised premises to Lessor at or prior to the expiration or earlier termination of this Lease or any renewal thereof in the same good order and condition in which Lessee has herein agreed to keep the same during the continuance of this Lease. Lessee will at or prior to the expiration or earlier termination of this Lease or any renewal thereof remove all of his property from the demised premises so that Lessor may again have and repossess the same not later than noon on the day on which this Lease or the renewal thereof shall terminate, and will immediately thereafter deliver to Lessor at the aforesaid office of its agent all keys for the demised premises.

4.       NEGATIVE COVENANTS OF LESSEE.

         (a)      ASSIGNMENT AND SUBLETTING.

         Lessee, under penalty of instant forfeiture, shall not assign, mortgage or pledge this Lease, nor underlet or sublease said premises or any part thereof without the written consent of Lessor first had and obtained; nor after such written consent has been given shall any assignee or sublessee assign, mortgage or pledge this Lease or such sublease or underlet or sublease said premises or any part thereof without an additional written consent by Lessor; and in neither case without such consent shall any such assignment, mortgage, pledge, underletting or sublease be valid. An assignment within the meaning of this Lease is understood and intended to comprehend not only the voluntary action of Lessee, but also any levy or sale on execution or other legal process and every assignment for the benefit of creditors, adjudication or sale in bankruptcy or insolvency or under any other compulsory procedure or order of court. No assignment or sublease, if consented to in the manner aforesaid, shall in any way relieve or release Lessee from liability upon any of the covenants under the terms of this Lease, and notwithstanding any such assignment or sublease the responsibility and liability of Lessee hereunder shall continue in full force and effect until the expiration of the terms hereby created and any renewals thereof. No assignment or sublease shall be valid unless the assignee of subtenant shall assent to and agree in writing to be bound by all of the covenants and conditions herein contained.

         (b)      ALTERATIONS, ADDITIONS.

         If Lessee desires to have alterations, improvements or additions made, he shall submit the plan therefor to Lessor. All alterations, improvements, additions or fixtures, whether installed, made or placed before or after the execution of this Lease, shall remain upon the premises at the expiration or earlier termination of this Lease and become the property of Lessor unless Lessor shall, prior to the termination of this Lease, have given written notice to Lessee to remove the same, in which event Lessee shall remove the same and restore the premises to the same good order and condition in which they now are.

         (c)      MACHINERY.

         Lessee will not use or operate in the demised premises any machinery that is in Lessor's opinion harmful to the building or disturbing to tenants occupying other parts thereof.

         (d)      WEIGHTS.

         Lessee will not place any weights in any portion of the demised premises which are in Lessor's opinion beyond the safe carrying capacity of the structure.

         (e)      LOCKS.

         Lessee will not place any additional locks upon any doors of the demised premises or permit any duplicate keys to the lock therein to be made except with the written approval of Lessor.

         (f)      INSURANCE.

         Lessee shall not do or suffer to be done any act, matter or thing, or employ any person as a result of which the fire insurance or any other insurance now in force or hereafter to be placed on the demised premises, or any part thereof, or the building of which the demised premises are a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date of execution of this Lease, or carry or have any benzine or explosive matter of any kind in and about the demised premises except in approved quantities and containers.

         (g)      REMOVAL OF GOODS.

         Lessee will not manifest an intention to terminate this Lease other than in accordance with the terms thereof, nor remove or attempt to remove Lessee's goods or property from the demised premises otherwise than in the ordinary and usual course of business without having first paid and satisfied Lessor for all rent which may be due or become due during the entire term of this Lease.

         (h)      VACATE PREMISES.

         Lessee will not vacate or desert the demised premises or permit the same to become empty and unoccupied during the term of this Lease.

         (i)      SIGNS AND ADVERTISING MATTER.

         Lessee will not erect or place any sign, advertising matter, lettering, stand, booth, show case, or other matter of any kind in or upon the door-steps, vestibules, outside walls, outside windows or pavements of the building. Lessee will not place any sign advertising matter, lettering, or other matter of any kind upon the doors giving access to the demised premises or upon the interior walls of the building without the written approval of Lessor.

         (j)      FLOORS, WALLS, WIRING.

         Lessee will not lay any linoleum, oil cloth, rubber or other air-tight covering upon the floors of the demised premises; nor will Lessee paint, paper or otherwise cover or in any way mark, deface or break said walls or partitions; nor make any attachment to the electric lighting wires of the building for storing electricity, running electric fans or motors or other purposes; nor will Lessee use any method of heating other than that provided by Lessor. If Lessee desires to have telephone, telegraph or other similar wires and instruments installed on the demised premises, he shall notify Lessor, and Lessor will direct where and how the same are to be installed. Lessor reserves at all times the right to require Lessee to install and use in the demised premises such electrical protective devices and to change wires and their placing and arrangement, as Lessor may deem necessary, and further, to require compliance on the part of all using or seeking access to such wires with such rules as Lessor may establish relating thereto; and further reserves, in the event of noncompliance with such requirements and rules, the right to cut and prevent the use of any wires to which such noncompliance relates.

5.       LESSEE'S RIGHTS.

         Lessee covenants and agrees that Lessor shall have the right to do the following things and matters in and about the demised premises:

         (a)      INSPECTION, REPAIRS.

         At all reasonable times by himself or his duly authorized agents to enter and go upon the demised premises (i) to inspect the same and every part thereof; (ii) for the purpose, at his option, of making repairs, alterations, additions, or improvements thereto; (iii) for the purpose of making electrical wiring changes in electric service outlets in floor, ceiling and/or walls; (iv) for the purpose of making adjustments of any nature to the air-conditioning system; (v) for the purpose of fighting fire within the demised premises or elsewhere in the building or for the control or correction of conditions resulting from flood, either from a broken pipe or from outside sources; (vi) for the purpose of performing any covenants herein contained which Lessee has failed to perform; (vii) for the purpose of remedying any matter due to breach of covenant of Lessee.

         (b)      RE-LEASING.

         At any time after notice properly given by either party to the other of an intention to terminate this Lease to conduct persons who may be interested in leasing the demised premises in and about the same.

         (c)      CONTROL OF BUILDING.

         To control and have dominion over the halls, passages, entrances, elevators, toilets, stairways, balconies and roof of the building, the same being not for the use of the general public; and Lessor shall in all cases have the right to control and prevent access thereto of all persons whose presence, in the judgment of Lessor or his agents, shall be prejudicial to the safety, character, reputation and interests of the building and its tenants.

         (d)      RIOT.

         To prevent access to the building in the event of invasion, mob, riot, public excitement or other commotion by closing doors or otherwise for the safety of tenants and for the protection of property in the building.

         (e)      DISCONTINUANCE OF SERVICE.

         To discontinue any and all facilities furnished and services rendered by Lessor which are not expressly covenanted for herein, it being understood that they constitute no part of the consideration for Lessee's entering into this Lease.

         (f)      RULES.

         At any time and from time to time to make such rules and regulations as in his judgment may be necessary for the safety, care and cleanliness of the building and the demised premises and for the preservation of good order therein. Such rules and regulations shall, when notice thereof is given to Lessee, form a part of this Lease.

6.       RESPONSIBILITY OF LESSEE.

         Lessee agrees to indemnify and to relieve and hereby indemnifies and relieves Lessor from all liability and expense by reason of any loss, damage or injury to Lessee or any other person or to any property of Lessee or any other person which may arise from any cause whatsoever on the demised premises. Lessee further agrees to indemnify and to relieve and hereby indemnifies and relieves Lessor from all liability and expense by reason of any loss, damage or injury to Lessee or to any Lessor business invitee of Lessee, or to any property of Lessee or any employee or business invitee of Lessee which may occur on the pavement, curb, roof, elevators, hallways, passages or other portions (other than the demised premises) of the building of which the demised premises are a part, unless caused by the negligence of the Lessor, his servants or agents.

7.       RESPONSIBILITY OF LESSOR.

         (a)      ELEVATORS.

         Lessor will keep in operation in the building during ordinary business hours, except on Sundays and legal holidays, as many of the passenger elevators as may in Lessor's judgment be necessary to maintain adequate elevator service. In case of accident, strike, repairs, renewals or improvements to the building or machinery therein, or for any other cause whatsoever deemed sufficient by Lessor, the operation of said elevators may be changed or suspended.

         (b)      HEAT, ELECTRICITY.

         Lessor will keep in operation in said building heating and air-conditioning apparatus for the use of tenants during such periods as may in Lessor's judgment be necessary, except on Sundays and legal holidays, and will cause the demised premises to be cleaned and cared for by janitors and will also furnish a reasonable amount of electricity, solely for lighting said premises during regular business hours and operating business machines, reserving the right, however, in case Lessee, in the judgment of

Lessor, uses electricity for such purposes in an extravagant or unreasonable manner, to require Lessee at his expense to put in electricity meters and pay for the amount used by him, or in default thereof to cut off the supply of electricity to the demised premises In consideration of the fact that no extra charge is made by Lessor for light, except as aforesaid, or for heat, air conditioning, janitor services and elevator service, Lessor shall not be liable for any failure to supply the same not due to negligence on Lessor's part.

         (c)      DESTRUCTION OF OR DAMAGE TO PREMISES.

         In the event that the demised premises are totally destroyed or rendered unfit for occupancy or are so damaged by fire or other casualty not occurring through fault or negligence of Lessee or of those employed by or acting for him that the same cannot be repaired and restored within a time which Lessor shall deem reasonable, this Lease shall absolutely cease and terminate as of the date of occurrence of said destruction or damage, and the rental shall thereafter abate for the balance of the term.

         If the damage caused as above be only partial and such that the demised premises can be repaired and restored to their former condition within a time which Lessor shall deem reasonable, Lessor may, at his option repair and restore the same with reasonable promptness. The rental shall be apportioned and suspended during the time Lessor is in possession for the purpose of such repair and restoration, taking into account the proportion of the demised premises rendered untenantable and the duration of Lessor's possession.

         (d)      LIABILITY FOR TERMINATION OR INTERRUPTION OF USE.

         Lessor shall not be liable for any damages, compensation or claim by reason of inconvenience, annoyance, injury or loss resulting from the termination of this Lease by reason of the destruction of the demised premises, from the making of repairs, alterations, additions or improvements to any portion of the demised premises, the building or the facilities thereof, from any of the services or facilities supplied by Lessor, or from the leaking of rain, snow, water, steam or gas into, in or about the demised premises or the building of which the demised premises are a part.

8.       MISCELLANEOUS AGREEMENTS AND CONDITIONS.

         (a) EFFECT OF REPAIRS ON RENTAL AND MODIFICATION OF TERMS BY WAIVER OR CUSTOM.

         It is hereby covenanted and agreed, any law, usage or custom to the contrary notwithstanding, that Lessor shall have the right at all times to enforce the covenants and provisions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct on the part of Lessor in refraining from so doing at any time or times; and, further, that the failure of Lessor at any time or times to enforce his rights under said covenants and provisions strict in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, conditions and covenants of this Lease or as having in any way or manner modified the same.

9.       DEFAULT.

         If the Lessee during this Lease or any renewal thereof:

         (a)      NON-PAYMENT.

         Does not pay in full when due and payable any and all rental, fixed and additional, herein agreed to be paid by Lessee; or

         (b)      BREACH OF COVENANT.

         Violates or fails to perform or otherwise defaults with respect to any term, condition or covenant herein contained on his part to be performed; or

         (c)      VACATING PREMISES.

         Vacates the demised premises or leaves them locked so as to prevent entry therein by Lessor, or manifests an intention to terminate this Lease other than in accordance with the terms thereof, or removes or attempts to remove or manifests an intention to remove any goods or property from the demised premises without having first paid and satisfied Lessor in full for all rentals, fixed and additional, then due or that may thereafter become due until the full end and expiration of the then current term; or

         (d)      FINANCIAL EMBARRASSMENT, BANKRUPTCY, LEVY, ETC.

         Becomes financially embarrassed or insolvent or makes an assignment for the benefit of creditors, or if any petition in bankruptcy or for reorganization of Lessee or for an arrangement with creditors of Lessee under any State or Federal law is filed by or against Lessee, or if any proceedings under any State or Federal insolvency or bankruptcy laws are instituted by or against Lessee or if any property of Lessee is levied upon or sold by any Sheriff, Marshal or Constable, or if a trustee in bankruptcy or a receiver is appointed for Lessee;

10.      REMEDIES OF LESSOR.

         Then and in any said event, at the sole option of Lessor,

         (a)      ACCELERATION OF RENT.

         The whole balance of rent, fixed and additional, or any part thereof, shall be taken to be due and payable and in arrears as if by the terms and provisions of this Lease said balance of rent, fixed and additional, or any part thereof were on that date payable in advance; and

         (b)      TERMINATION

         This Lease and the term hereby created, or any renewal term thereof, shall at the sole option of Lessor and without waiver of any other rights of Lessor contained herein terminate and become absolutely void without any right on the part of Lessee to save the forfeiture by payment of any sum due or by performance of any condition, term or covenant broken, AND ALSO

11.      FURTHER REMEDIES OF LESSOR.

         In the event of any default as above set forth in Section 9, Lessor, at its option:

         (a)      ENTRY AND POSSESSION.

         May, without notice or demand, enter the demised premises, breaking open locked doors if necessary to effect entrance and may change the bolts, locks and fastenings, without liability to criminal or civil action for such entry or for the manner thereof, for the purpose of distraining or levying and for any other purposes, and may take possession of and sell all goods and chattels at auction on three days' notice served in person on Lessee, or left on the premises, and pay to Lessor out of the proceeds, after deducting all costs of such sale, all sums which may then be due and owing from Lessee to Lessor hereunder.

         (b)      DISTRESS.

         May enter the premises, and without demand proceed by distress and sale of the goods there found to levy the rent and/or other charges herein payable as rent, and all costs and officers' commissions, including watchman's wages and a constable's commission of 5%, may be included in the levy and shall be paid by Lessee, and in such case all costs, officers' commissions and other charges shall immediately attach and become part of the claim of Lessor for rent, and any tender of rent without said costs, commissions and charge made after the issue of a warrant of distress shall not be sufficient to satisfy the claim of Lessor; and

         (c)      COLLECT RENT FROM SUB-LESSEE.

         If this Lease or any part thereof is with Lessor's written consent assigned or if the premises, or any part thereof is with Lessor's written consent sub-let, Lessee hereby irrevocably constitutes and appoint Lessor. Lessee's agents to collect the rents due by such assignee or sub-lessee and apply the same to the rent due hereunder without in any way affecting Lessee's obligation to pay any unpaid balance of rent due hereunder; and

         (d)      LEASE.

         Lessor may lease said premises or any part or parts thereof to such person or persons and for such term or terms as may in Lessor's discretion seem best, and the Lessee shall be liable for any loss of rent, fixed and additional, for the balance of the then current term; and

         (e)      CONFESSION OF JUDGMENT.

         If the aforementioned shall remain unpaid on any day when the same ought to be paid, Lessee hereby empowers any attorney of the Court of Common Pleas of Philadelphia County, Commonwealth of Pennsylvania, or any other Court there or elsewhere to appear as attorney for Lessee in any and all actions which may be brought for said arrears of rent, fixed and/or additional, and to sign for Lessee an agreement for entering in any competent Court, an amicable actin or actions for the recovery of all arrears of rent, fixed and/or additional, and in said suits or in said amicable action or actions to confess judgment against Lessee for the recovery of all arrears of rent, fixed and/or additional, as aforesaid, and for interest and costs, together with an attorney's commission of 5%. Such authority shall not be exhausted by one exercise thereof, but may be exercised from time to time as often as any of said rent fixed and/or additional, shall fall due or be in arrears; and

         (f)      EJECTMENT.

         When this Lease shall be determined by the breach of term, condition or covenant hereof, either during the original term of this Lease or any renewal thereof, and also when and as soon as the term hereby created or any renewal thereof shall have expired, it shall be lawful for and Lessee hereby authorizes and empowers any attorney of the Court of Common Pleas of Philadelphia County, Commonwealth of Pennsylvania, or of any other Court there or elsewhere, to appear as attorney for Lessee, as well as for all persons claiming by, through or under Lessee, and to sign an agreement for entering in any competent Court an amicable action in ejectment against Lessee and all persons claiming by, through or under Lessee, and therein confess judgment for the recovery by Lessor of possession of the herein demised premises, for which this Lease shall be his sufficient warrant' whereupon, if Lessor so desires, a Writ of Habere Facias Possessionem may be issued forthwith, without any prior writ or proceedings whatsoever; and provided that if for any reason after such action shall have been commenced the same shall be discontinued, marked satisfied of record or determined or possession of the premises hereby demised remain in or be restored to Lessee, Lessor shall have the right for the same default or upon any subsequent default or defaults, or upon the termination of this

Lease as hereinbefore set forth, to bring one or more further amicable action or actions as hereinbefore set forth to recover possession of the demised premises as hereinabove provided.

         (g)      AFFIDAVIT OF DEFAULT.

         In any amicable action of ejectment or for rent in arrears, Lessor shall first cause to be filed in such action an affidavit made by his setting forth the facts necessary to authorize the confession of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease, and of the truth of the copy such affidavit shall be sufficient evidence, be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

12.      RELEASE OF LESSOR IN EXERCISE OF REMEDIES.

         Lessee hereby releases and discharges Lessor from all claims, actions, suits and penalties, for or by reason or on account of any entry, ejectment, confession of judgment, distraint, levy, appraisement or sale, or the loss of goods and chattels left on the premises.

13.      WAIVERS OF LESSEE.

         Lessee hereby expressly releases and agrees to release Lessor, and any and all attorneys who may appear for Lessee, from all errors and defects whatsoever of a procedural nature in entering such actions or judgments or in causing such Writ or Writs to be issued or in any proceeding thereon or concerning the same, and from all liability therefor. Lessee expressly waives the benefits of all laws, now or hereafter in force, exempting any goods on the demised premises, or elsewhere from distraint, levy or sale in any legal proceedings taken by the Lessor to enforce any rights under this Lease. Lessee hereby expressly waives in favor of Lessor the benefit of all laws now made or which may hereafter be made regarding any limitation as to the goods upon which, or the time within which, distress is to be made after the removal of goods, and further relieves the Lessor of the obligation of proving or identifying such goods, it being the purpose and intent of this provision that all goods of Lessee, whether upon the demised premises or not, shall be liable to distress for rent. Lessee waives in favor of Lessor all rights under the act of Assembly of April 5, 1951, No. 20 (P.I. 79), known as the Landlord, and Tenant Act of 1951, and all supplements and amendments thereto that have been or may hereafter be passed, and authorizes the sale of any goods distrained for rent at any time after five days from said distraint without any appraisement and condemnation thereof. The Lessee further waives the right to issue a Writ of Replevin under the Act of April 19, 1901 (P.I. 88), of the laws of the Commonwealth of Pennsylvania, or under the aforesaid Landlord and Tenant Act of 1951, or under any other law heretofore enacted and now in force or which may be hereafter enacted, and/or under Pennsylvania Rules of Civil

Procedure No. 1071 et seq., and/or any similar or corresponding rules which may hereafter be in force for the recovery of any articles, household goods, furniture and office equipment seized under a distress for rent or levy upon an execution for rent, damages or otherwise; all waivers hereinbefore mentioned are hereby extended to apply to any such action.

         Lessee further waives the right of inquisition on any real estate that may be levied upon to collect any amount which may become due under the terms and conditions of this Lease, and does hereby voluntary condemn the same and authorizes the Prothonotary to issue a writ of execution or other process upon Lessee's voluntary condemnation, and further agrees that the sale real estate may be sold on a writ of execution or other process. If proceedings shall be commenced by Lessor to recover possession under the Acts of Assembly, either at the end of the term or sooner termination f this Lease, or for nonpayment of rent or any other reason, Lessee specifically waives the right to the three months' notice, and to the fifteen or thirty days' notice required by the aforesaid Landlord and Tenant At of 1951, and agrees that five days' notice shall be sufficient in either or any such case.

14.      RIGHT OF ASSIGNEE OF LESSOR.

         The right to confess judgment and to proceed with any amicable action and confession of judgment therein, and to the issuance of a write of habere facias possessionem against Lessee and to enforce all of the other provisions of this Lease hereinabove provided for may, at the option of any assignee of Lessor of this Lease, be exercised as aforesaid by any assignee of the Lessor's right, title and interest in this Lease in said assignee's own name, notwithstanding the fact that any or all assignments of the said right, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 28, 1715, 1 Sm. L. 99, and all supplements and amendments thereto that have been or may hereafter be passed and Lessee hereby expressly waives the requirements of said Act of Assembly and any and all laws regulating the manner and form in which such assignment shall be executed and witnessed.

15.      REMEDIES CUMULATIVE.

         All of the remedies hereinbefore given to Lessor and all rights and remedies given to him by law and equity shall be at Lessor's option cumulative and concurrent. No termination of this Lease or the taking or recovering of the premises shall deprive Lessor of any of his remedies or actions against Lessee for rent due at the time or which, under the terms hereof, would in the future become due as if there had been no determination, or for sums due at the time or which, under the terms hereof, would in the future become due as if there had been no determination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the premises.

16.      TERMINATION OF LEASE.

         It is hereby mutually agreed that either party hereto may terminate this Lease at the end of said term by giving to the other party written notice thereof at least sixty (60) days prior thereto, but in default of such notice this Lease shall continue upon the a terms and conditions governing the same as are in force immediately prior to the expiration of the term hereof for a further period of one (1) month and so on from month to month unless or until terminated by either party hereto, giving the other thirty (30) days written notice thereof previous to the expiration of the then current term; provided, however, that if Lessor shall have given such written notice prior to the expiration of any term hereby created of his intention to change the terms and conditions of this Lease, and Lessee shall hold over the expiration of the time mentioned in such notice, Lessee shall be considered and shall be Lessee under the terms and conditions mentioned in such notice for a further term or terms as above provided. In the event that Lessee shall at any time give notice, as stipulated in this Lease, of his intention to terminate the lease at the end of the then current term and shall fail or refuse so to vacate the premises on the date of such termination, then it is expressly agreed that Lessor shall have the option either (a) to disregard the notice so given as having no effect, in which case, upon Lessor giving Lessee notice thereof, all the terms and conditions of this Lease shall continue thereafter in full force precisely as if such notice by Lessee had not been given, or (b) to exercise any of the rights and remedies herein contained as if Lessee were in default under the terms, covenants and conditions hereof.

         CONDEMNATION. In the event that the demised premises or any part thereof are taken or condemned for a public or quasi-public use, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and the rental reserved hereunder shall abate proportionately to the area of the demised premises so taken or condemned or shall cease if the entire demised premises be so taken. Lessee hereby waives all claims arising out of such event against Lessor and as against the condemnor, and it is agreed that Lessee will make no claim by reason of the complete or partial taking of the demised premises, and it is further agreed that Lessee shall not be entitled to any notice whatsoever of the partial or complete termination of this Lease by reason of the aforesaid.

         SUBORDINATION. This Lease shall be subject and subordinate at all times to the lien of any mortgages and/or rents and/or other encumbrances now or hereafter placed on the land and building of which the demised premises are a part without the necessity of any further act or instrument on the part of Lessee to effectuate such subordination, but Lessee agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage and/or rent and/or other encumbrance as shall be desired by the mortgagee or proposed mortgagee or any other person. Lessee hereby irrevocably appoints Lessor the attorney in fact of

Lessee to execute and deliver any such instrument or instruments for and in the name of Lessee.

         NOTICES. All notices required hereunder to be given by either party to the other must be given by registered or certified mail, and the only admissible proof that such notice has been given to either party by the other shall be a registry return receipt signed by or on behalf of such party.

         TITLES NOT TO AFFECT CONSTRUCTION. It is expressly agreed that the titles contained in the margins of this Lease are merely for the convenience of the parties and are not in any manner or respect to aid in or affect the interpretation of the respective paragraphs beside such titles or of any parts of this Lease. The said titles do not and are not intended to give notice of all of the provisions in the sections beside the respective titles.

         LEASE CONTAINS ALL AGREEMENTS. It is expressly understood and agreed by and between the parties hereto that this Lease and the riders attached hereto and forming a part hereof set forth all the promises, agreements, conditions and understandings between Lessor or his Agent and Lessee relative to the demised premises, and that there are no promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

         HEIRS AND ASSIGNEES - RIGHTS AND DUTIES. All rights, remedies, powers, responsibilities and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties, as well during any extensions of the original term of this Lease as during the original term itself; and if there shall be more than one Lessee, they shall all be bound jointly and severally by the terms, covenants and agreements herein, and the word "Lessee" shall be deemed and taken to mean each and every person or party mentioned as Lessee herein, be the same one or more; and if there shall be more than one Lessee, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing as aforesaid.

         Where used herein to Lessor or Lessee, the third person, singular and masculine personal pronoun shall be understood to be and shall be read as the feminine or neuter gender and the plural number, if appropriate in the light of the party or parties mentioned as Lessor or Lessee herein.

         See Endorsement to Office Lease Agreement and First Addendum which are attached hereto and made a part hereof.

         IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written, and expressly intend to be legally bound hereby,

SEALED AND DELIVERED IN THE PRESENCE OF:

                                       /s/                               (Agent)
-------------------------------        ----------------------------------
                                       3201 Associates, L.P.

-------------------------------        ----------------------------------
                                       General Partner

ATTEST,                                Pangea Systems, Inc.

/s/ Dexster Smith                      /s/ Dexster Smith
-------------------------------        ----------------------------------
Dexster Smith, Secretary               Dexster Smith, President

                           COMMENCEMENT DATE AGREEMENT

DATE:                               JULY 23, 1997

LANDLORD:                           3201 ASSOCIATES LIMITED PARTNERSHIP

TENANT:                             PANGEA SYSTEMS, INC.

LEASE DATE:                         JUNE 2, 1997

LEASED PREMISES:                    APPROXIMATELY 5,705 RENTABLE SQUARE FEET
                                    LOCATED ON THE SECOND FLOOR OF THE BUILDING
                                    KNOWN AS 3201 ARCH STREET, PHILADELPHIA,
                                    PENNSYLVANIA, AS MORE PARTICULARLY DESCRIBED
                                    IN THE LEASE.

         This Agreement is made on the Date set forth above by and between Landlord and Tenant.

         WHEREAS, Landlord and Tenant have entered into a Lease on the Lease Date for the Leased Premises;

         WHEREAS, the Commencement Date, as defined in Section 1 of the Endorsement to Office Lease Agreement; and

         WHEREAS, Pursuant to the Lease, Landlord and Tenant desire to confoirm various dates relating to the Lease.

         NOW, THEREFORE, Landlord and Tenant agree and acknowledge that the information set forth below is true and accurate.

INITIAL TERM
     COMMENCEMENT DATE:                                      July 16, 1997

INITIAL TERM
     EXPIRATION DATE:                                        July 31, 2002

EXTENSION OPTION
     EXERCISE DATE:                                          February 1, 2002

EXTENSIOIN PERIOD
     COMMENCEMENT DATE:                                      August 1, 2002


                                       17

EXTENSION PERIOD
     TERMINATION DATE:                                       July 31, 2007

TERMINATION OPTION
     EXERCISE DATE:                                          February 1, 2002

TERMINATION OPTION
     EFFECTIVE DATE:                                         July 31, 2002

         The execution of this Agreement shall not sonstitute an exercise by Tenant of its option with respect to the Extension Period.

         EXECUTED as a sealed instrument on the date first set forth above.

LANDLORD:                                3201 ASSOCIATES LIMITED PARTNERSHIP,
                                         a Pennsylvania limited partnership

                                         BY:  ACADEMIC PROPERTIES, INC., a
                                         Pennsylvania corporation, its sole
                                         general parnter

                                            BY:/s/ Charles C. Jefferson
                                               ---------------------------------

                                            NAME:  Charles C. Jefferson
                                                 -------------------------------

                                            TITLE:  Executive Director
                                                  ------------------------------

TENANT:                                  Pangea Systems, Inc., a California
                                         Corporation

                                            BY:/s/ Jonathan Dickstein
                                               ---------------------------------

                                            NAME:  Jonathan Dickstein
                                                 -------------------------------

                                            TITLE:  Vp Business Development
                                                  ------------------------------

                             FIRST ADDENDUM TO LEASE

         THIS FIRST ADDENDUM TO LEASE ("Addendum") is dated for reference purposes as of June 2, 1997, and is made between 3201 Associates, L.P. ("Lessor") and Pangea Systems, Inc. ("Lessee") to be a part of that certain Office Lease Agreement and Endorsement to Office Lease Agreement, of even date herewith between Lessor and Lessee (herein the "Lease Form") concerning 5705 square feet of space, located at 3201 Arch Street (the "Building"), Philadelphia, State of Pennsylvania (the "Premises"). Lessor and Lessee agree that the Lease Form is modified and supplemented by this Addendum.

         1. COMMENCEMENT DATE: Notwithstanding anything to the contrary in the Lease Form:

                  A. The Lease shall commence ("Commencement Date") on the earlier of the date by which Lessor has substantially completed the Lessee Improvements (defined below) in accordance with Paragraph 3 of this Addendum or the date by which Lessee commences the beneficial use of the Premises.

                  B. Notwithstanding the foregoing, all rent shall be abated for a period of fifteen (15) days following the Commencement Date so that Lessee may install its equipment, data, telecommunications and cabling systems and trade fixtures. Such occupancy shall otherwise be subject to all of the terms and provisions of the Lease.

                  C. If the Commencement Date has not occurred for any reason whatsoever on or before September 1, 1997, then in addition to Lessee's other rights or remedies, Lessee may terminate this Lease by written notice to Lessor.

         2. LESSOR PROVISION OF SPACE: In consideration of the mutual covenants and conditions contained in the Lease Form and this Addendum, upon the execution of this Lease, Lessor agrees to make sufficient office space available for use by two employees of Lessee complete with telephone service ("Pre-lease Space"). Lessee shall not pay any rental (including, but not limited to any Minimum Rent or OMC Sum) for such space, but Lessee shall reimburse Lessor for the reasonable costs relating to the phone service provided by Lessor.

         3. LESSEE IMPROVEMENTS: Notwithstanding anything to the contrary in the Lease Form, at Lessor's sole cost and expense, Lessor shall construct the improvements (the "Lessee Improvements") described in the plans and specifications, which are attached hereto as "Exhibit A." The Lessee Improvements shall be constructed in accordance with the attached plans and specifications, in a good and workmanlike manner, and using new materials and equipment of good quality.

         4. ACCEPTANCE OF PREMISES: Notwithstanding anything to the contrary in the Lease Form:

                  A. Lessee's acceptance of the Premises shall not be deemed a waiver of Lessee's right to have defects in the Lessee Improvements or the Premises repaired at Lessor's sole expense. Lessee shall give notice to Lessor whenever any such defect becomes reasonably apparent, and Lessor shall repair such defect as soon as practicable. Lessor also hereby assigns to Lessee all warranties with respect to the Premises which would reduce Lessee's maintenance obligations hereunder and shall cooperate with Lessee to enforce all such warranties.

                  B. Lessor warrants and represents that as of the Commencement Date the Premises will be in good condition and repair (exclusive of defects caused by Lessee, its employees or agents) and the roof, electrical, mechanical, HVAC, plumbing elevator and other systems serving the Premises and the Building will be in good condition and repair.

         5. COMPLIANCE WITH LAWS: Notwithstanding anything to the contrary in the Lease Form, at the Commencement Date, the Premises and the Building shall conform to all requirements of covenants, conditions, restrictions and encumbrances ("CC&R's"), all underwriter's requirements, and all rules, regulations, statutes, ordinances, laws and building codes, (collectively, "Laws") applicable thereto. Lessee shall not be required to construct or pay the cost of complying with any CC&R's, underwriter's requirements or Laws requiring construction of improvements in the Premises which are properly capitalized under general accounting principles, unless such compliance is necessitated solely because of Lessee's particular use of the Premises.

         6. ALTERATIONS, ADDITIONS AND IMPROVEMENTS: Notwithstanding anything to the contrary in the Lease Form:

                  A. NONSTRUCTURAL: Lessee may construct nonstructural alterations, additions and improvements ("Alterations") in the Premises without Lessor's prior approval, if the cost of such work does not exceed Five Thousand Dollars ($5,000). Lessor's approval to any other alteration, addition or improvement including, but not limited to, those listed in paragraph 4(j) of the Lease Form, shall not be unreasonably withheld.

                  B. REMOVAL: In no event, shall Lessee be required to remove, at the end of the Lease term, any improvements made on behalf on the Lessee at the cost or expense of the Lessor (including, but not limited to, those improvements identified on Exhibit A attached hereto, as well as any improvements made by Lessor for the Expansion Space). Upon request, Lessor shall advise Lessee in writing whether it reserves the right to require Lessee to remove any Alterations from the Premises upon termination of the Lease.

                  C. LESSEE'S PROPERTY: All Alterations, trade fixtures and personal property installed in the Premises at Lessee's expense ("Lessee's Property") shall at all times remain Lessee's property and Lessee shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for Alterations which cannot be removed without structural injury to the Premises, at any time Lessee may remove Lessee's Property from the Premises, provided Lessee repairs all damage caused by such removal.

                  D. LIEN WAIVER: Except as resulting from a default of Lessee which extends beyond any period for cure, Lessor shall have no lien or other interest whatsoever in any item of Lessee's Property, or any portion thereof or interest therein located in the Premises or elsewhere, and Lessor hereby waives all such liens and interests.

                  E. INSURANCE: Lessee shall have no obligation to insure any property in the Premises, other than Lessee's Property, from fire or any other casualty and Lessee shall be entitled to all insurance proceeds and condemnation awards and settlements payable with respect to Lessee's Property.

                  F. SALE OF LESSEE'S PROPERTY: Lessor shall provide Lessee with at least five (5) days prior written notice of any sale of Lessee's Property.

         7.       DEFAULT AND LATE CHARGE:

                  A. Notwithstanding anything to the contrary in the Lease Form,
(i) Lessee shall not be deemed to be in default on account of Lessee's failure to pay money when due to Lessor, unless Lessee's failure to pay continues for five (5) days after Lessee's actual receipt of written notice from Lessor of the delinquency, (ii) Lessee shall not be in default for failing to perform any covenant of this Lease (other than a covenant to pay money to Lessor) unless Lessee's failure to perform such covenant continues after Lessee's actual receipt of written notice for a period of thirty (30) days or if such default can not reasonably be cured in thirty (30) days, then within seventy-five (75) days, provided, however, that Lessee has commenced to cure the default within such thirty (30) day period and is diligently prosecuting such cure to completion, and (iii) Lessee shall not be in default as a consequence of the filing of an involuntary bankruptcy petition, the appointment of a receiver, the attachment of any interest in the Lease or of Lessee's other assets or the exercise by any third party of any other remedy with respect to Lessee, Lessee's interest in this Lease or Lessee's other assets, unless the petition, receiver, attachment or other remedy is not discharged within sixty (60) days. Notwithstanding the foregoing, if the time required to cure the default in subsection (ii) above shall require longer than seventy-five days, Lessor shall not unreasonably withhold an extension of time to cure such default so long as Lessee is diligently prosecuting such cure. Furthermore, Lessor may not confess judgment against Lessee for payment of rent or other sums due or for ejectment until the second default of any kind by Lessee within any twelve (12) month period during the term of this Lease or any extension or continuation thereof.

                  B. Notwithstanding anything to the contrary in the Lease, Lessee may remove its property and fixtures from the Premises at any time, and Lessee may vacate the Premises at any time, without a default or acceleration of rent due under the Lease, so long as Lessee provides financial assurances to Lessor's satisfaction (as reasonably determined by Lessor), that Lessee will meet its continuing obligations under the Lease.

         8. REPAIRS AND MAINTENANCE: Notwithstanding anything to the contrary in the Lease Form:

                  A. LESSOR MAINTENANCE: Lessor shall make, at its sole cost and expense, all structural repairs to the Building, including the roof and foundation thereof, and Lessor shall make, at its sole cost and expense, all (except to the extent included in the OMC Sum) repairs necessary to maintain the plumbing, HVAC and electrical systems, windows, floors and all other basic Building Standard items which constitute a part of the Premises and are installed or furnished by Lessor. Lessor shall not be obligated for any of such repairs until the expiration of a reasonable period of time after written notice from Lessee that such repair is needed. In no event shall Lessor be obligated under this Section 8 to repair Lessee's personal property or any damage caused by any act, omission, accident or negligence of the Lessee or its invitees or sublessees. Lessor shall not be liable by reason of any damage or injury to or interference with Lessee's business arising from any repairs, alterations, additions, improvements or other work in accordance with this Lease in or to the Premises or the Building or to any appurtenances or equipment therein. Lessor shall interfere as little as reasonably practicable with the conduct of Lessee's business. There will be no abatement of rent because of such repairs or alterations, additions, improvements or other work unless the Premises are made untenantable as a result of such repairs, alterations, additions or improvements.

                  B. LESSEE MAINTENANCE: Except for repairs which Lessor is obligated to make under Subsection 8.A, Lessee shall perform all work, repairs and replacements, at Lessee's sole cost and expense, necessary to maintain the Premises and shall keep the Premises and the fixtures therein in good, clean, neat and orderly condition, normal wear and tear excepted. All such work shall be in quality at least equal to the original work and installations. If the Lessee refuses or neglects to do such work, or fails to diligently prosecute the same to completion after written notice to Lessee of the need therefor, Lessor may do such work at the sole cost and expense of Lessee and such cost and expense shall be collectible as additional rent, together with a ten percent (10%) supervisory charge.

                  C. CAPITAL IMPROVEMENTS: If any of Lessee's obligations under OMC Sum provisions of the Lease (excluding Lessee Improvements made to the Premises which are amortized over the term of the Lease and included in Minimum
Rent) require Lessee to pay all or any portion of any charge which could be treated as a capital improvement under generally accepted accounting principles, then Lessee shall pay its share of such expense as follows:

                           1. The cost of such improvement shall be amortized
over the useful life of the improvement, (as reasonably determined by Lessor) with interest on the unamortized balance at the then prevailing market rate Lessor would pay if it borrowed funds to construct such improvements from an institutional lender, and Lessor shall inform Lessee of the monthly amortization payment required to so amortize such costs, and shall also provide Lessee with the information upon which such determination is made.

                           2. Lessee shall pay its proportionate share (based on
the percentage of the Building or Building leased by Lessee, or other equitable basis) of such amortization payment for each month after such improvement is completed until the first to occur of (i) the expiration of the Lease term or
(ii) the end of the term over which such costs were amortized, which amount shall be due at the same time the base monthly rent is due.

         9. EXPENSES: Notwithstanding anything to the contrary in the Lease
Form:

         In no event shall Lessee have any obligation to perform or to pay directly, or to reimburse Lessor for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, "Costs"):

                  A. LOSSES CAUSED BY OTHERS: Costs occasioned by the act, omission or violation of Law by Lessor, any other occupant of the Building, or their respective agents, employees or contractors.

                  B. CASUALTIES AND CONDEMNATIONS: Costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain.

                  C. CAPITAL IMPROVEMENTS: Costs relating to repairs, alterations, improvements, equipment and tools which could properly be capitalized under generally accepted accounting principles, except to the extent that (i) the foregoing reduces the expenses otherwise payable by Lessee under the Lease and (ii) Lessee's share of such

Cost during any twelve-month period of the Lease is equitably determined based on Lessee's usage and amortized over the useful life of the capital item in question.

                  D. REAL ESTATE TAXES: Taxes (as defined in paragraph 7.B. of the Lease Form Endorsement).

                  E. HAZARDOUS MATERIALS: Costs incurred to investigate the presence of any Hazardous Material (defined in the Lease Form), Costs to respond to any claim of Hazardous Material contamination or damage, Costs to remove any Hazardous Material from the Building and any judgments or other Costs incurred in connection with any Hazardous Material exposure or releases, except to the extent caused by the storage, use or disposal of the Hazardous Material in question by Lessee.

                  F. MANAGEMENT: Any fee, profit or compensation retained by Lessor or its affiliates for management and administration of the Building in excess of the management fee which would be charged by a professional management services for operation of comparable Buildings in the vicinity.

                  G. ART: Costs of sculptures, fountains, paintings and other art objects.

         10. RELEASE: Notwithstanding anything to the contrary in the Lease Form, Lessee shall neither release Lessor from, nor indemnify Lessor with respect to: (i) the negligence or willful misconduct of Lessor, the other occupants of the Building, or their respective agents, contractors, licensees or invitees; or (ii) a breach of Lessor's obligations or representations under this Lease.

         11.      HAZARDOUS MATERIALS:

                  A. For purposes of this Section 11, the following definitions shall apply:

                           1. "ENVIRONMENTAL RELEASE": The term Environmental
Release shall mean any intentional or unintentional releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, abandoning, discarding or dumping of any Toxic Substance (hereinafter defined) from, on, into or about the land, water or air of the Premises, the Building, the common areas in the Building or the real property surrounding the Building.

                           2. "TOXIC SUBSTANCE": The term Toxic Substance shall
mean a hazardous substance, hazardous waste, pollutant or contaminant, as such terms are now or hereafter defined in all applicable federal, state, and local laws, ordinances or regulations now or hereafter enacted or amended, and any and all other terms which are or may be used in any or all applicable laws now or hereafter enacted to define prohibited or regulated substances.

                  B. Lessee shall not use the Premises the Building, the common areas in the Building or the real property surrounding the Building (or any part of the Premises, the Building the common areas or real property) for the purpose of treating, producing, handling, transferring, processing, transporting, disposing, using or storing a Toxic Substance.

                  C. Lessee and its agents, employees. contractors, licensees and invitees shall not cause or permit to exist, as the result of an action or omission by one or more of them, an Environmental Release. The occurrence of an Environmental Release, or a violation of any covenant. representation or warranty of this Section 11, shall be deemed an Event of Default under this Lease.

                  D. Notwithstanding the foregoing, Lessee may use cleaning materials and office supplies in the ordinary course of Lessee's business, in reasonable quantities and provided that such materials and supplies are used, stored and disposed of in compliance with any and all applicable laws, ordinances and regulations as now or hereafter enacted.

                  E. Lessee shall dispose, remove and/or arrange for the disposal and/or removal of its trash by a trash disposal company, approved by Lessor, which shall be operated in accordance with applicable laws, ordinances and regulations. Lessee and its agents, employees, contractors, licensees and invitees shall not place or permit the placement of any Toxic Substance in any waste receptacle located in the Premises, the Building, the common areas in the Building, the plumbing or sewer systems of the Building or the real property surrounding the Building.

                  F. Lessee shall comply with all applicable laws, ordinances and regulations of all governmental authorities, as now or hereafter enacted, including, without limitation, all laws, ordinances and regulations governing a Toxic Substance.

                  G. The covenants, representations and warranties provided in this Section 11 shall survive the expiration or earlier termination of this Lease.

                  H. Lessee shall pay, defend, indemnify, and hold harmless Lessor from and against any all claims, losses, costs, damages, liabilities and fines arising from or relating to Environmental Releases to the extent caused by the acts, negligence, misconduct or other fault of Lessee, its agents, employees, contractors, licensees, invitees or sublessees or failure of Lessee, or its agents, employees, contractors, licensees, invitees or sublessees to comply with the provisions of this Section 11.

                  I. Notwithstanding anything to the contrary in the Lease, Lessor agrees to release and hold Lessee harmless from any costs, claims, judgements, losses, demands, causes of action, proceedings or hearings, including Lessor's attorneys fees and court costs, relating in any way to 1) Hazardous Materials in, on, under or about the Premises (including any improvements thereon) on the Commencement Date hereof, and 2) any migration of contamination onto the Premises at any time which does not result from, or is not caused by the activities of Lessee or its agents.

         12. LESSOR'S INSURANCE: Lessor shall at all times maintain "all risk" property insurance for the full replacement cost of the Building.

         13. WAIVER OF SUBROGATION: Notwithstanding anything to the contrary in the Lease, the parties hereto release each other and their respective agents, employees, successors, assignees and sublessees from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured, which is required to be insured against under this Lease, or which would normally be covered by "all risk" property insurance, without regard to the negligence or willful misconduct of the entity so released.

         14. ASSIGNMENT AND SUBLETTING: Notwithstanding anything to the contrary in the Lease Form:

                  A. Lessor's consent to an assignment or subletting shall not be unreasonably withheld.

                  B. Lessee may, without Lessor's prior written consent and without any participation by Lessor in assignment and subletting proceeds, sublet the Premises or assign the Lease to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Lessee; (ii) a successor corporation related to Lessee by merger, consolidation, nonbankruptcy reorganization, or government action; or (iii) a purchaser of substantially all of Lessee's assets located in the Premises. For the purpose of this Lease, sale of Lessee's capital stock through any public exchange shall not be deemed an assignment subletting, or any other transfer of the Lease or the Premises. Notwithstanding the foregoing, in the event the net worth of any transferee under sections (i), (ii) or (iii) of this paragraph is less than the net worth of Lessee on either (1) the Commencement Date hereof, or (2) the time of such transfer pursuant to paragraph (i), (ii) or (iii) hereof, then Lessor's consent, pursuant to the Lease and paragraph 14.A. of this Addendum shall be required. Notwithstanding anything to the contrary in the Lease, any transferee pursuant to sections (i), (ii) and (iii) of the Lease shall have the right to exercise Lessees Option and Expansion Rights set forth in paragraphs 3 and 4 of the Lease Form - Endorsement.

                  C. Except as set forth in paragraph 14.A. above, Lessee shall pay to Lessor fifty percent (50%) of any rent paid by any assignee or sublessee in excess of monthly rent payable by Lessee under the Lease, after first deducting therefrom the costs to Lessee to effectuate the assignment or sublease, including, without limitation, the unamortized costs of any alterations installed in the Premises at Lessee's expense, attorneys' fees, brokerage or leasing commissions, redecorating and remodeling costs.

         15. SUBORDINATION: Notwithstanding anything to the contrary in the Lease Form, Lessor agrees to use reasonable efforts to obtain a recognition and nondisturbance agreement from any future ground lessor, lender, or other holder of the interest in the Premises, which agreement (i) provides that this Lease shall not be terminated so long as Lessee is not in default under this Lease and
(ii) recognizes all of Lessee's rights hereunder.

         16. COMMON AREAS: Notwithstanding anything to the contrary in the Lease Form, if Lessor is permitted to alter any Common Area of the Premises, such alteration shall not unreasonably interfere with Lessee's use of the Premises or Lessee's parking rights.

         17. APPROVALS: Notwithstanding anything to the contrary in the Lease Form, whenever the Lease requires an approval, consent, designation, determination or judgment by either Lessor or Lessee, such approval, consent, designation, determination or judgment (including, without limiting the generality of the foregoing, those required in connection with assignment and subletting) shall not be unreasonably withheld or delayed and in exercising any right or remedy hereunder, each parry shall at all times act reasonably and in good faith.

         18. ATTORNEY'S FEES: Notwithstanding anything to the contrary in the Lease Form, if either Lessor or Lessee shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees, court costs, and expert fees as may be fixed by the court. "Prevailing party" as used in this Paragraph includes a party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or considerations substantially equal to the relief sought in the action.

         19. OPTION TO EXTEND: Notwithstanding anything to the contrary in the Lease Form, if Lessee does not, in its sole discretion, approve the rental amount established by Lessor (pursuant to the Lease Form Paragraph 3 - Endorsement) for the Option Term, Lessee may rescind its exercise of the Option by giving Lessor written notice of such election to rescind within ten (10) days after receipt of Lessor's determination of the

Market Rate. If Lessee rescinds its exercise of the Option, then the Lease shall terminate on the thirtieth (30th) day after Lessee's notice of rescission or on the date the Lease would have otherwise terminated absent Lessee's exercise of the Option, whichever date is later.

         20. DAMAGE OR DESTRUCTION: Notwithstanding anything to the contrary in the Lease Form:

                  A. GENERAL: Subject to the provisions of this Subsection 20.A and Subsections 20.B and 20.C, if the Premises are damaged by fire or other casualty, the damaged areas shall be repaired by and at the expense of Lessor to at least as good a condition as that which existed immediately prior to such damage, provided that Lessor receives adequate insurance proceeds (excluding deductibles) including, without limitation, the proceeds of the "Leasehold Improvement Insurance" (as hereinafter defined) in Subsection 33.A.2. In no event shall the Lessor be obligated to repair or restore to a condition in excess of that existing when the Premises were first delivered to Lessee hereunder, except to the extent further restoration is covered by Leasehold Improvement Insurance proceeds delivered to Lessor. The rent until such repairs shall be made shall be apportioned from the date of such fire or other casualty according to the part of the Premises which is usable by Lessee. Lessor agrees to repair such damage within a reasonable period of time after receipt from Lessee of written notice of such damage. Lessor's obligation to repair as aforesaid is subject to any delays caused by Acts of God, labor strikes or other events beyond Lessor's control, including without limitation, the failure of any mortgagee to release insurance proceeds to Lessor sufficient to pay the costs of any such repairs and Lessor's receipt of the proceeds of the Leasehold Improvement Insurance. Lessor shall not be liable for any inconvenience or annoyance to Lessee or injury to the business of Lessee resulting in any way from such damage or the repair thereof. Lessee acknowledges notice that (1) Lessor shall not obtain insurance of any kind on Lessee's furniture, furnishings, equipment or fixtures alterations, improvements and additions, (2) it is Lessee's obligation to obtain such insurance at Lessee's sole cost and expense, and (3) Lessor shall not be obligated to repair any damage thereto, replace the same or otherwise do any work thereto except as set forth in this Subsection 20.A with respect to those improvements insured with the Leasehold Improvement Insurance.

                  B. RECONSTRUCTION: If less than one (1) year would remain of the Term or any extension thereof, and if, in the reasonable opinion of Lessor,
(1) the Premises are rendered substantially untenantable by reason of such fire or other casualty, or (2) twenty percent (20%) or more of the Premises is damaged by said fire or other casualty upon completion of the required repairs thereto, Lessor shall have the right, to be exercised by notice in writing delivered to Lessee within ninety (90) days from and after such occurrence, to elect not to repair the Premises and, in such event, this Lease, the Term and the tenancy hereby created, shall cease as of the date of such occurrence, the rent to be adjusted as of such date.

                  C. CONTRIBUTION: Anything in this Section 20 to the contrary notwithstanding, if the damage resulting from or was contributed directly or indirectly by the fault, negligence or other conduct of Lessee or its sublessee or invitees, there shall be no abatement of rent except and to the extent Lessor received proceeds from Lessor's rental income insurance policy, if any, to compensate Lessor for loss of rent.

                  D. INSURED CASUALTY: Lessor shall have the right to terminate the Lease if damage to or destruction of the Premises or the Building, or both, results from a casualty ordinarily covered by insurance required to be carried by Lessor under the Lease, in the event the repair to the Premises, in Lessor's reasonable judgement, will take longer than one hundred eighty (180) days.

                  E. LESSEE'S RIGHT TO TERMINATE: Lessor shall notify Lessee within thirty (30) days following any damage to or destruction of the Premises (or the Building if such damage or destruction interferes with Lessee's use of the Premises) the length of time Lessor reasonably estimates to be necessary for repair or restoration. Lessee shall have the right to terminate the Lease within fifteen (15) days following receipt of such notice if restoration or repair of the Premises will take more than one hundred and eighty (180) days.

         21.  EMINENT DOMAIN:

                  A. TOTAL OR PARTIAL TAKING: If the whole of the Premises shall be condemned or taken either permanently or temporarily for any public or quasi-public use or purpose, under any statute or by right of eminent domain or by private purchase in lieu thereof, then, in such event, the Term shall cease and terminate from the date when possession is taken thereunder pursuant to such proceeding or purchase. The rent shall be adjusted as of the time of such termination and any rent paid for the period thereafter shall be refunded. If a portion only of the Premises or a portion of the Building containing same shall so be taken (even though the Premises may not have been affected by the taking of some other portion of the Building containing same), Lessor may elect to terminate this Lease from the date when possession is taken thereunder pursuant to such proceeding, or purchase or Lessor may elect to repair and restore, at its own expense, the portion not taken and thereafter the rent shall be reduced proportionate to the portion of the Premises taken.

                  B. AWARD: In the event of any total or partial taking of the Premises or the Building, Lessor shall be entitled to receive the entire award in any such proceeding and Lessee hereby assigns any and all right, title and interest or Lessee now or hereafter arising in or to any such award or any part thereof and hereby waives all rights against

Lessor and the condemning authority, except that Lessee shall have the right to claim and prove in a completely separate proceeding and to receive any award which may be made to Lessee, if any, specifically for damages for loss of good will, movable trade fixtures, equipment and moving expenses, provided that such award in no way diminishes or adversely affects Lessor's award.

                  C. UNSAFE CONDITIONS: If the Premises or the Building are declared unsafe by any duly constituted authority having the power to make such determination, or are the subject of a violation notice or notices requiring work and repair of the Premises or Building could only be completed at substantial unreimbursable cost to Lessor, Lessor, at its option, may do the required work or may terminate this Lease and in the latter event, Lessee shall immediately surrender the Premises to Lessor whereupon this Lease shall terminate and the rent shall be apportioned as of the date of such termination.

         22. NOTICES: Notwithstanding anything to the contrary in the Lease Form, any notice or report required or desired to be given regarding this Lease shall be in writing may be given by personal delivery, by facsimile, by courier service or by mail. Any notice or report addressed to Lessee at the Premises or to Lessor at the address specified in the Basic Lease Information, as appropriate, shall be deemed to have been given (i) on the third business day after mailing if such notice or report was deposited it the United States mail, certified or registered, postage prepaid, (ii) when delivered if given by personal delivery, (iii) one day following deposit, cost prepaid, with Federal Express or similar private carrier, (iv) instantaneously upon confirmation of receipt of facsimile, and (v) in all other cases when actually received. Either party may change its address by giving notice of the same in accordance with this Paragraph.

         23. LESSOR'S ENTRY OF PREMISES: Notwithstanding anything to the contrary in the Lease Form, Lessor and Lessor's agents, except in the case of emergency, shall provide Lessee with twenty-four (24) hours' notice prior to entry of the Premises. Any such entry by Lessor and Lessor's agents shall comply with all reasonable security measures of Lessee and shall not impair Lessee's operations more than reasonably necessary. During any such entry, Lessor and Lessor's agents shall at all times be accompanied by Lessee.

         24. LESSOR STATUS: Lessor's obligations hereunder shall be binding upon Lessor only for a period of time that Lessor is in ownership of the Building, and, upon termination of the ownership and transfer of Lessee's Security Deposit to the new owner, Lessee, except as to any obligations which have then matured, shall look solely to Lessor's successor in interest in the Building for the satisfaction of each and every obligation of Lessor hereunder. Lessor shall have no personal liability under any of the terms, conditions or covenants of this Lease and Lessee shall look solely to the equity of the Lessor in the Building of which the Premises form a part and no other assets for the satisfaction of any claim, remedy or cause of action accruing to Lessee.

         25. QUIET POSSESSION: Notwithstanding anything to the contrary in the Lease Form, Lessee shall peacefully have, hold and enjoy the Premises, subject to the other terms of this Lease, provided that Lessee pays the Rent and performs all of Lessee's covenants and agreement contained in this Lease. This covenant and the other covenants of Lessor contained in this Lease shall be binding upon Lessor and its successors only with respect to breaches occurring during its and their respective ownerships of Lessor's interest hereunder.

         26. LESSOR'S AUTHORITY TO EXECUTE: Notwithstanding anything to the contrary in the Lease Form, Lessor warrants and represents to Lessee that Lessor has the full right, power and authority to enter into this Lease and has obtained all necessary consents and approvals from its partners, officers, board of directors or other members required under the documents governing its affairs in order to consummate the Lease contemplated hereby. The persons executing this Lease on behalf of Lessor have the full right, power and authority so to do and affirm the foregoing warranty on behalf of Lessor and on their own behalf.

         27. LESSOR'S DEFAULT: Notwithstanding anything to the contrary in the Lease Form, in the event Lessor fails to perform any of its obligations under this Lease and (except in case of emergency posing an immediate threat to persons or property, in which case no prior notice shall be required) fails to cure such default within thirty (30) days after written notice from Lessee specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period, then Lessee may proceed in equity or at law to compel Lessor to perform its obligations and/or to recover damages proximately caused by such failure to perform (except to the extent Lessee has waived its right to damages resulting from injury to person or damage to property as provided herein.

         28. MITIGATION: Notwithstanding anything to the contrary in the Lease Form, Lessor shall use its reasonable efforts to mitigate any damages resulting from any default by Lessee, and Lessee shall not in any event be liable for any damages reasonably mitigable by Lessor. Lessor waives any right of distraint, distress for rent or Lessor's lien that may arise at law.

         29. NEW RULES AND REGULATIONS: Notwithstanding the foregoing, Lessee shall not be required to comply with any rule or regulation unless (i) the OMC Sum and other costs payable by Lessee under the Lease are not thereby increased,
(ii) such rules and regulations do not materially increase the obligations or decrease the rights of Lessee under the Lease, (iii) such rules and regulations are nondiscriminatory among the occupants of the Property, (iv) such rules and regulations are similar to those in effect at comparable offices in the area; and (v) the same does not unreasonably interfere with Lessee's use of the Premises or Lessee's parking rights.

         30. SECURITY DEPOSIT: Within thirty (30) days after the expiration or earlier termination of the Lease term and after Lessee has vacated the Premises, Lessor shall return to Lessee the entire security deposit except for amounts that Lessor has deducted therefrom that are needed by Lessor to cure defaults of Lessee under the Lease or compensate Lessor for damages for which Lessee is liable pursuant to this Lease.

         31. SERVICES:

                  A. Lessor shall provide, within its standards for each item, the following services and facilities ("Building Services"):

                           1. HVAC. Heating, ventilation and air conditioning
("HVAC") during "Ordinary Business Hours" which shall be Monday to Friday from 8:00 AM to 6:00 PM and Saturday from 8:00 AM to 1:00 PM (excluding, however, the following holidays: New Year's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Thanksgiving Friday, Christmas Day and two annual floating holidays to be determined by Lessor from time to time). Lessee agrees to cooperate fully with Lessor and to abide by all the regulations and requirements which Lessor may reasonably prescribe for the proper functioning and protection of the HVAC systems. Such regulations and requirements include a prohibition against the use of the Premises or equipment or fixtures which would generate heat from loads in excess of four (4) watts per usable square foot of total connected load without the prior consent of Lessor, which consent may be withheld unless Lessee reimburses Lessor for all costs and expenses relating to the installation and supply of supplemental HVAC and electrical systems. Lessor will supply HVAC to the Premises during times other than Ordinary Business Hours upon reasonable prior notice from the Lessee and the costs of Lessor supplying the same at rates determined by Lessor from time to time (to recoup costs and not to earn a profit) shall be paid by Lessee as Additional Rent within 10 days after receipt of each billing therefor.

                           2. MAINTENANCE OF COMMON AREAS. Cleaning and
maintenance of common areas of the Building.

                           3. WATER. Hot and cold water for lavatory purposes at
the core of the Building.

                           4. WASTE. Sewer and waste pick-up utilities and
services to the Premises and common areas.

         32. REASONABLE EXPENDITURES: Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

         33. SIGNAGE : Notwithstanding anything to the contrary in the Lease Form, Lessee shall be permitted to place one sign measuring two feet in width by one foot in length with Lessee's logo/name and colors, outside the entrance to the Building in a space reasonably designated by Lessor. Any sign must be in conformity with criteria established by Lessor in its reasonable discretion. Lessee shall pay all costs for such signage.

         34. INSURANCE:

                  A. INSURANCE REQUIREMENTS: During the Term and any extension thereof, Lessee shall obtain and maintain and promptly pay all premiums for the following types of insurance in the amounts specified and in the form heretofore provided for:

                           1. PUBLIC LIABILITY AND PROPERTY DAMAGE. General
Public Liability Insurance covering the Premises and Lessee's use thereof against claims for bodily or personal injury or death, and property damage occurring upon, in or about the Premises, such insurance to afford protection to the limit of not less than $1,000,000.00 combined single limit in respect of injury or death to any number of persons arising out of any one occurrence. The general aggregate limits under the General Public Liability Insurance policy or policies must apply separately to the Premises. Accordingly, if Lessee obtains General Public Liability Insurance hereunder in the Commercial General Liability form of policies, or its equivalent as determined by Lessor, Lessee shall also obtain Insurance Services Office ("ISO") Endorsement CG-25-04-11-85, Amendment-Aggregate Limit of Insurance (Per Location) or its equivalent as determined by Lessor (the "Endorsement"). The certificate of insurance evidencing the Commercial General Liability form of policies and the Endorsement shall specify on the face thereof that the limits of such policies apply separately to the Premises.

                           2. LESSEE LEASEHOLD IMPROVEMENTS AND PROPERTY.
Insurance covering: (a) all leasehold improvements in the Premises made by Lessee at Lessee's Cost pursuant to this Lease (such insurance is hereinafter referred to as the "Leasehold Improvement Insurance") and (b) trade fixtures, merchandise and personal property from time to time in, on or upon the Premises. All such insurance coverage shall be in amounts not less than ninety percent (90%) of the full replacement cost from time to time during the Term, providing protection against perils included within the standard state form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. The policy required by Subsection (a) above shall name Lessor as loss Payee.

                           3. WORKERS' COMPENSATION AND EMPLOYER'S LIABILITY.
Workers' Compensation and Employer's Liability insurance affording statutory coverage and containing statutory limits with the Employers Liability portion thereof to have minimum limits of $1,000,000.00.

                  B.       ADDITIONAL REQUIREMENTS:

         All policies of insurance provided for in this Section 33 shall be issued in form acceptable to Lessor by insurance companies with a financial size of not less than A+XII (Excellent) as rated in the most current available "Best's Insurance Reports," and qualified to do business in the state in which Lessor's Building is located. Each and every such policy:

                           1. Except for Workers' Compensation and Employees
Liability insurance, shall be issued in the name of Lessee with Lessor and Agent and Lessor's mortgagee, if requested, as additional insureds and any other parties in interest from time to time designated in writing by notice from Lessor to Lessee;

                           2. shall be for the mutual and joint benefit and
protection of Lessor and Lessee and any such other parties in interest;

                           3. shall (or a certificate thereof shall) be
delivered to each of Lessor and any such other parties in interest within ten
(10) days after delivery of possession of the Premises to Lessee and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Lessee in like manner and to like extent;

                           4. shall contain a provision that the insurer will
give to Lessor and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

                           5. shall be written as a primary policy which does
not contribute to and is not in excess of coverage which Lessor may carry.

                  C. BLANKET INSURANCE: Any insurance provided for in this Section may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

                           1. Lessor and any other parties in interest from time
to time designated by Lessor to Lessee shall be named as an additional insured thereunder as its interest may appear;

                           2. the coverage afforded Lessor and any such other
parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

                  D. INSPECTION OF POLICIES: Lessee agrees to permit Lessor at all reasonable times to inspect the policies of insurance of Lessee with respect to the Premises for which policies or copies thereof are not delivered to Lessor.

         35. ESTOPPEL STATEMENT: Lessee shall, at any time and from time to time within ten (10) days after written request by Lessor, execute, acknowledge and deliver to Lessor a statement in writing duly executed by Lessee (A) certifying that this Lease is in full force and effect without modification or amendment (or, if there have been any modifications and amendments, the nature thereof),
(B) certifying the dates to which annual Minimum Rent and additional rent have been paid, and (C) either certifying that no default exists under this Lease or specifying each such default, it being the intention and agreement of Lessor and Lessee that if Lessee shall fail to respond within the aforesaid ten (10) day period, Lessee shall be deemed to have given such statement as above provided, that this Lease is in full force and effect, that no default in Lessor's performance remains uncured, that the security deposit, if any, is as stated in this Lease and that not more than one (1) month's rent has been paid in advance.

         36. EFFECT OF ADDENDUM: Each term used herein with initial capital letters shall have the meaning ascribed to such term in the Lease Form unless specifically otherwise defined herein. In the event of any inconsistency between this Addendum and the Lease Form, the terms of this First Addendum shall prevail. As used herein, the term "Lease" shall mean the Lease Form, the Endorsement thereto, this Addendum and all riders, exhibits, rules, regulations, covenants, conditions, and restrictions referred to in the Lease Form or this Addendum.

LESSOR:                                    LESSEE:

3201 Associates, L.P.                      Pangea Systems, Inc.

a_________________________________         a_________________________________


By:_______________________________         By:_______________________________

Printed                                    Printed
Name:_____________________________         Name:_____________________________

Title:____________________________         Title:____________________________

Date:_____________________________         Date:_____________________________

                      ENDORSEMENT TO OFFICE LEASE AGREEMENT


         Endorsement to Office Lease Agreement (hereinafter "Lease") between 3201 Associates, L.P. as Lessor and Pangea Systems, Inc. as Lessee for the Northern Portion of the 2nd floor of the building located at 3201 Arch Street, Philadelphia, Pennsylvania made this 2nd day of June, 1997.

         1. TERM. If the Commencement Date occurs on the first day of a calendar month, the term shall be for a period of five (5) years following the Commencement Date. If the Commencement Date occurs on a date other than the first day of a calendar month, the term shall be for a period of five (5) years, plus a number of days from the Date until the end of the month in which the Commencement Date occurs.

         2.       RENT, USE AND OCCUPANCY TAX.

                  A. Minimum rent shall accrue at the following annual rates for the following lease years ("Minimum Rent"), subject to abatement as set forth below:


              LEASE YEARS        MINIMUM ANNUAL RENT      MINIMUM MONTHLY RENT
              -----------        -------------------      --------------------
                   1                  $41,004.69                 $3,417.06
                   2                  $54,190.37                 $4,515.86
                   3                  $68,174.76                 $5,681.23
                   4                  $69,886.26                 $5,823.86
                   5                  $71,312.50                 $5,942.71

         Minimum Rent shall be payable during the term hereof, in advance, in equal monthly installments of one-twelfth (1/12) of the annual amount, on the first day of each calendar month during the term, except that the Minimum Rent for the first full calendar month of the term shall be paid on the date of the execution of this Lease.

         If the Commencement Date falls on a day other than the first day of a calendar month, Minimum Rent from such Date until the first day of the next calendar month shall be prorated and paid on the Commencement Date. In such case, the installment of Minimum Rent paid at the execution hereof shall be applied to the Minimum Rent due for the first full calendar month of the term of this Lease.

         All Minimum Rent, "Additional Rent", as provided for elsewhere in this Lease, and all other sums payable to Lessor in this Lease, whether or not stated as "Rent", `Minimum Rent" or "Additional Rent" are sometimes referred to as "Rent."

                  B. All Rent hereunder shall be paid to Lessor at 3201 Arch Street, Philadelphia, PA 19104, or at such other place as Lessor shall from time to time direct, without notice or demand (except to the extent demand or notice shall be expressly provided for herein) and without deduction, set off or counterclaim. All checks shall be made payable to 3201 Associates L.P.

                  C. In the event any Rent due from Lessee under the terms of this Lease is not paid to Lessor within five (5) days of the date due, Lessee shall also pay as Additional Rent a service, handling and late charge equal to five percent (5%) of the total payment then due. This provision shall not prevent the Lessor from exercising any other right or remedy herein provided in the event of any default by Lessee.

                  D. If Lessor, at any time or times, shall accept Rent after same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Lessor's rights and remedies hereunder.

                  E. Lessee shall pay to Lessor any Use and Occupancy Tax (or its equivalent) imposed on the Premises. Lessor shall have the same rights and remedies for non-payment of such use and occupancy tax that it has upon the Lessee's failure to pay Rent hereunder. Lessor agrees to pay the sums collected by it to the appropriate governmental authorities in a timely manner, and will pay any penalties or interest occasioned by Lessor's delay in remitting such sums.

         3.       OPTION TO RENEW.

                  A. EXERCISE. Lessee is granted the right and option to extend the term of this lease for one (1) option term (the "Option Term") of five (5) years to commence upon the expiration of the initial term of the Lease , provided that:

                  (i) Lessee shall give written notice to Lessor at least six
(6) months prior to the expiration of the initial term of the Lease, stating that Lessee exercises its option to renew for the option term in question; and

                  (ii) At the time the option is exercised and at the time such Option Term commences, this lease shall be in full force and effect and there shall exist no default by Lessee which remains uncured.

                  B. TERMS. If the foregoing option is effectively exercised or deemed exercised, all the terms and conditions contained in this Lease shall continue to apply during the Option Term except that:

                  (i) There shall be no further right of renewal beyond the Option Term;

                  (ii) There shall be no further Lessee construction allowances except that Lessor shall repaint the demised premises and shampoo the carpeting;

                  (iii) The annual minimum rent then in effect shall be adjusted beginning on the commencement date of the Option Term to ninety-five percent (95%) of the "Market Rate", as hereinafter defined, but in any event the resulting minimum rent during such period shall not be less than the annual minimum rent in effect for the last year of the original term of the Lease.

                  C. MARKET RATE. For purposes of this Paragraph 3, "Market Rate" shall mean the rent charged to new tenants of the Building for comparable in the Building within one (1) year preceding the last date Lessee is required to exercise the option to extend. For the purpose of this Paragraph "comparable space" shall mean tenancies of space in the building of similar size, condition, quality, term and location (adjusted on a square foot basis in accordance with the size of the Demised Premises), and if no such "comparable space" exists, "comparable space" shall mean space of similar size, condition, quality, term and location in comparable office buildings (based on quality and location). Lessor's reasonable determination of Market Rate shall be final. Lessor shall provide Tenant with Lessors written of the Market Rate applicable to the Option Term within forty-five (45) days after its receipt of notice from Lessee.

         4. RIGHT OF FIRST REFUSAL. Lessee is granted a Right of First Refusal on all space that becomes available on the remainder of the second floor (hereinafter referred to as "Expansion Space") during the term of the Lease, as follows:

                  A. EXERCISE.

                  (i) Lessor shall provide Lessee with three (3) months written notice prior to any space becoming available, unless Lessor learns of the availability within a shorter time period.

                  (ii) Within fourteen (14) days of Lessor's notice to Lessee as above, Lessee shall provide Lessor with written notice of its election to lease said Expansion Space; provided, however, that Lessee's right of first refusal is conditioned upon this Lease then being in full force and effect and, further, that there shall exist no default by Lessee which remains uncured.

                  B. TERMS. If Lessee's right of first refusal is effectively exercised, then the rental rate for the Expansion Space shall be at the same rental rate then being paid by Lessee, including an appropriate adjustment for items of additional rent; provided, however, that said rental amount shall include costs of the greater of: (i) $1.00 per square foot per year multiplied by the remaining term attributable to said Expansion Space, or (ii) the amount per square foot per year spent by Lessor to build-out the Premises multiplied times the remaining term attributable to said Expansion Space. In the event that the costs to improve said Expansion Space exceeds this amount, the Lessee shall pay, as rent, the additional improvement costs attributable to said Expansion Space. In addition, the cost of any improvements to said Expansion Space shall be amortized over the term then remaining. Lessor shall provide the Expansion Space to Lessee in the same condition and quality as the Initial Premises, and the Commencement Date for the Expansion Space shall be the latter of the time periods set forth in paragraph 1.A. (ii) of the First Addendum to Lease attached hereto.

         The term for said Expansion Space Lease shall be coterminus with Lessee's original Lease.

         5. ELECTRIC. Lessee shall pay for Electric separately based upon usage and any other charges per the electric meter to the demised premises. However, with respect to the "Expansion Space", Lessor shall have the option, at its sole discretion, to either: (i) install a separate meter to said Expansion Space;
(ii) incorporate the electric in the Expansion Space with the meter in the Premises; or (iii) bill separately for electric at the then prevailing rates during normal business hours. Lessee acknowledges that it shall pay for all Electric used or consumed within the demised premises including but not limited to, outlets, lighting and the heat pumps which supply heating and air-conditioning. Lessee shall not be required to pay any costs associated with the installation of any electric meters, notwithstanding anything to the contrary in this Lease.

         6. SUBLETTING. Notwithstanding the provisions of Paragraph 4(a) of said Office Lease Agreement, Lessee shall have the right to sublease or assign all or a portion of the demised Premises upon receiving Lessor's consent in writing, which consent Lessor shall not unreasonably withhold.

         7. LESSEE'S OPERATION AND MAINTENANCE ("OMC") CHARGE AND LESSEE'S TAX CHARGE.

                  A. ANNUAL ADJUSTMENT. During each calendar year or portion thereof included in the Term and any extension thereof, Lessee shall pay Landlord as additional rent Lessee's OMC Charge.

                  B. PROCEDURES.

                           (1) During December of each calendar year, or as soon
thereafter as practicable, Lessor shall give Lessee written notice of its estimate of the amounts of Lessee's OMC payable for the ensuing calendar year. On or before the first day of each month during each calendar year, Lessee shall pay to Lessor one-twelfth (1/12) of the amounts estimated as afore-said, provided that if such notice is not given in December, Lessee shall continue to pay on the basis of one hundred five percent (105%) of the then applicable sums of Lessee's OMC until the month after such notice is given. If at any time or times if it appears to Lessor that the sum payable under subsection 7A above for the current calendar year will vary from its estimate by more than five Percent (5%), Lessor shall by notice to Lessee, revise its estimate for such year, and payments by Lessee for such year shall be based upon such revised estimate.

                           (2) Within ninety(90) days after the close of each
calendar year or as soon after such ninety (90) day period as practicable, Lessor shall deliver to Lessee a statement of the adjustments to be made pursuant to subsection 7A. If on the basis of such statement Lessee owes less than the payments for such calendar year previously made by Lessee on account of Lessee's OMC, Lessor shall credit such excess to Lessee. If on the basis of such statement Lessee owes sums more than the estimated payments for such calendar year previously made by Lessee, on account of Lessee's OMC, Lessee shall pay the deficiency to the Lessor within fifteen (15) days after delivery of the statement. Lessee's obligations hereunder shall survive the expiration of the Term or the termination of the Lease.

                           (3) In determining Lessee's OMC payable pursuant to
subsection 7A for any calendar year during the Term:

                                    (a) if less than ninety-five percent (95%)
of the Building rentable area shall have been occupied by tenants and fully used by them, at any time during the year, the OMC Sum shall be deemed to be an amount equal to the OMC Sum which would normally be expected to be incurred had such occupancy been ninety-five percent (95%) and had such full utilization been made during the entire period: and,

                                    (b) Lessor agrees that the OMC Sum is a
"pass-thru" expense and is not intended to generate profit for the Lessor.

         8.       DEFINITIONS:  OPERATION AND MAINTENANCE CHARGE.

         In this Lease, the following terms shall have the meanings hereinafter provided:

                  A. Operations and Maintenance Charge Sum ("OMC Sum") shall mean all sums incurred (even if not yet payable) in connection with the operation and maintenance of the Building as deemed by Lessor to be reasonable, appropriate and in the best interests of the Building including, without limitation, sums incurred for the following items: storm drainage, water (domestic and fire protection) and sewer, steam, gas, telephone and other utility services and systems; heating, ventilation, air conditioning, plumbing, electrical, fire detection and suppression, life safety, security protection, illumination, vertical transportation, and other Building services and systems; salaries, wages, benefits and other compensation to or for personnel engaged in the cleaning, care, or other operation and maintenance of the building and payments and other charges for contributions, assessments, worker's compensation, unemployment compensation, health, accident and life insurances and other impositions or charges related thereto; outfitting and otherwise providing building service personnel; service, repair, replacement and other elements, systems and amenities; charges for utilities or utility services; rentals for provision of Building services; snow, ice, trash and garbage removal and pest control; identification and directional signs and other traffic control items; parking, loading and unloading areas and other common areas, facilities or equipment; fire and other casualty liability, plate glass, theft, worker's compensation, pressure vessel and rent insurances and all deductibles payable in connection with all of the foregoing rent coverages; depreciation of machinery and other equipment for the Building services and interior and exterior areas finished and amenities; janitorial services, cleaning the property, including maintenance of windows and other glass surfaces, Building facade, sidewalks, parking, loading and unloading areas; sales, use excise tax and fees; management fees and charges; costs required by the application or enforcement of federal, state and local statutes, codes, regulations and rulings, modifications of the HVAC and other Building systems by which Lessor provides Building services; the fair rental value of any office space in the Building used as an office for the on-site property manager; legal fees and other fees of consultants, engineers and other design professionals, appraisers, accountants and auditors; gazebos, fountains, sculptures, art features, fencing, screening and similar items located within or outside the Building, interior or exterior planting, replanting and replacing flowers, shrubbery, plants, trees and other landscaping, awnings and other Building amenities; fees, licenses, permits and charges by governmental and quasi-governmental bodies or agencies; supplies, tools, reserve, parts, postage, deliveries, business machines and equipment; all other sums necessarily and reasonably incurred by Lessor in the proper operation and maintenance of the Building EXCLUDING, HOWEVER, depreciation (other than as above specified), the cost of any utilities which are directly metered or submetered to tenants of the Building the expenses incurred in leasing or procuring new tenants, legal expenses in enforcing the terms of any lease, interest or amortization payments on any' mortgage or mortgages, capital improvements specifically for a tenant within such tenant's space (other than specified below).

                  B. "Taxes" or "Tax" shall mean all assessment and charges, whether federal, state, county or municipal including any special services, district fees or levies, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building (to the extent allocable, to the office portion of the Building), all computed in accordance with the terms and conditions of this Lease, including the reasonable cost and expenses (including attorney and appraisal fees) of contesting Taxes. It is agreed between Lessor and Lessee that Taxes shall not include any taxes, including income taxes (other than business privilege and gross receipts taxes) imposed on the gross or net income of Lessor from the operation of the Building. It is further agreed between Lessor and Lessee that taxes shall be allocable to the office portion, of the

Building by means of a written appraisal of the Building to be prepared at Lessor's request. Additionally, in the event that the Building or the uses thereof are altered or modified at any time during the Term or extension thereof so that the original allocation of total taxes assessed against the Building among the retail portion, office portion, and hotel portion of the Building becomes inequitable, Lessor shall equitably determine a reallocation of Taxes in light of such alteration or modification. If at any time during the Term and the present system of taxation of property shall be assessed on Lessor or the Building any tax of any nature which it imposes in whole or in part, in substitution for or in lieu of any tax which would otherwise constitute a Tax, such shall be deemed to be included within the term Taxes, but only to the extent that the same would be payable if the Building was the only property of Lessor.

                  C. "Lessee's OMC Percentage" ten and two-tenths percent
(10.2%).

                  D. "Lessee's OMC" means the OMC Sum for a calendar year included within the Term and any extension thereof, less the OMC Sum for the Base Year of 1997, multiplied by Lessee's OMC Percentage.

         9.       IMPROVEMENT OF THE PREMISES.

                  A. AS-IS. Lessor shall, prior to the Commencement Date and at its sole cost and expense, perform the improvements listed on Exhibit "B" attached hereto ("Lessor's Work").

                  B. ACCESS BY LESSEE. Lessor shall afford Lessee and its employees, agents and contractors access to the Premises prior to the Commencement Date, at reasonable times and at Lessee's sole risk and expense, for purposes of inspecting and verifying the performance of "Lessor's Work". Lessee shall inspect the performance of such work regularly and diligently and shall advise Lessor promptly of any objections in the performance of such work.

                  C. ALTERATIONS. Lessee shall not make any alterations, additions, decorations or other improvements to the Premises or install any fixtures or equipment thereto (collectively "Alterations"), without the Lessor's prior written approval. All Alterations to the Premises shall be performed at Lessee's sole cost and expense by Lessee in accordance with drawings and specifications prepared at Lessee's sole cost and expense. So long as Lessee is not in default hereunder, Lessee shall have the right, except as stated in the succeeding sentence, but not the obligation to remove any of said Alterations which constitute trade fixtures during and at the expiration of the Term and any extension thereof, provided that Lessee repairs any damage caused by said removal. Lessor by notice to Lessee in writing at least one (1) month prior to the expiration of the Term and any extension thereof, may request the Lessee to remove any of said Alterations, and, if Lessor makes said request, Lessee shall remove on or before the date on which the Term ends such Alterations as are stated in such request and repair any damage caused by such removal. In the event that Lessor requests such removal and Lessee fails to remove same or to repair damage caused thereby, Lessee agrees to reimburse and pay Lessor for the reasonable cost of removing same, including, without limitation, reasonable charges for overhead and damage. All of the Alterations remaining on the Premises after the date on which the term ends, or at such sooner termination date shall become the property of Lessor. In doing any work of installation, removal, alteration or relocation, Lessee shall not harm the premises or the Building and shall repair all damage or injury that may occur to the Premises or to the Building in connection with such work. Lessee agrees in doing any such work in or about the Premises to engage only such labor as will not conflict with or cause strikes or other labor disturbances among the Building service employees. In all events all such contractors shall be required to employ only labor acceptable to Lessor in the performance of such work, carry worker's compensation insurance, public liability insurance and property damage insurance in amounts, form and content, and with companies satisfactory to Lessor prior to the commencement by Lessee of any work, Lessee must obtain, at its sole cost and expense, all necessary permits, authorizations, licenses and other approvals required by the various authorities.

                  D. LIENS. Prior to Lessee performing any construction or other work to, on or about the Premises for which a lien or claim could be filed against Lessor, the Premises, the Building or Lessor's interest therein, Lessee shall have contractor execute a Waiver of Liens satisfactory to Lessor and provide Lessor with the original of same. Notwithstanding the foregoing, if any mechanics, or other lien or claim shall be filed against Lessor, the Premises, the Building or Landlord's interest therein purporting to be for labor or material furnished or to be furnished at the request of Lessee, then Lessee shall, at its sole cost and expense cause same to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to cause any counterclaims, offsets, or defenses thereto. Lessee shall defend, indemnify and hold Lessor harmless against any and all claims, costs, damages, liabilities and expenses (including reasonable attorneys' fees which may be brought or imposed against or incurred by Lessor by reason of any such lien or claim discharge thereof.

         10. JANITORIAL SERVICES. Lessee shall provider at its sole cost and expense, any and all janitorial services/cleaning services for the demised premises.

         11. SECURITY DEPOSIT. Upon the execution of this Lease, Lessee agrees to deposit with a security deposit in the amount of Three Thousand Four Hundred Seventeen Dollars and Six Cents ($3,417.06) (the "Security Deposit"). Lessor shall hold the security Deposit for the faithful performance of all terms and conditions of the Lease, it being understood that Lessee shall in no event be entitled to any interest accrued or accruing thereon.

         If Lessor shall assign or otherwise transfer its interest in the Lease, Lessor shall have the right, at any time and without notice to Lessee, to transfer the Security Deposit to the assignee or other transferee of such interest (with like right of transfer to any assignee or other transferee) and upon such transfer, Lessor shall be released and relieved from all liability and responsibility with respect thereof.

         12. PARKING. Lessee shall be provided with two (2) spaces in the lot adjoining the Building and two parking spaces in the secured lot on the northwest corner of 32nd and Cherry Streets at no cost to Lessee.

         In addition, Lessee shall have use of one (1) additional space at the lot at 32nd and Cherry Streets at a cost of Fifty Dollars ($50.00) per month.

         13. REAL ESTATE COMMISSION. Lessor, its successors and assigns, agrees to pay a real estate commission to Harold B. Hess Company in accordance with a separate Agreement dated November 11, 1996 and accepted by Lessor on January 28, 1997 as well as all commissions owed to Lessee's Broker, Cushman and Wakefield.

         Lessor and Lessee, agreeing to be legally bound hereby, have executed this Endorsement to Lease Agreement on the day and year first above written.

ATTEST:                                LESSEE:
                                       PANGEA SYSTEMS, INC.


                                       /S/ DEXSTER SMITH
----------------------------------     ------------------------------------
                                       President & Secretary

WITNESS:                               LESSOR:
                                       3201 ASSOCIATES, L.P.


                                       /S/
----------------------------------     ------------------------------------
                                       GENERAL PARTNER